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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                               Page 1 of 2


SPECIALTY LABORATORIES PURCHASES CERTAIN ASSETS OF BBI CLINICAL LABORATORIES

West Bridgewater, Mass. and Santa Monica, Calif., February 20, 2001 -- Boston Biomedica, Inc. (Nasdaq: BBII) and Specialty Laboratories, Inc. (NYSE:SP) today announced that Specialty has purchased certain assets of BBI Clinical Laboratories, Inc. (BBICL), a wholly-owned subsidiary of Boston Biomedica, Inc. (BBI). This transaction is an all-cash purchase of $9,500,000, and includes a transition services agreement in which BBI will support the integration of the clinical laboratory into SPECIALTY's business over the remainder of this year.

Established in 1989 and located in New Britain, Connecticut, BBICL is a leading esoteric clinical reference laboratory specializing in infectious diseases testing, with unique expertise in Lyme disease and other conditions related to tick-borne pathogens, as well as in the immunological and molecular analysis of HIV and viral hepatitis. BBICL's primary customers include hospitals, physician specialists, pharmaceutical and diagnostics companies, and other clinical and research laboratories.

"We are very pleased to integrate the operations of such a distinguished and complementary organization," noted James B. Peter, MD, PhD, chairman and chief executive officer of Specialty Laboratories. "This acquisition provides SPECIALTY an opportunity to expand its vast array of high-value clinical assays and to grow its customer base. We expect that BBICL's assets and tick-borne pathogen testing expertise, combined with SPECIALTY's service and R&D strengths, will produce a range of clinical benefits for the customers of both companies. We anticipate completing integration of both companies' operations by the fourth quarter of this year."

"We view this transaction as a significant step forward for Boston Biomedica, our customers and our shareholders," commented Richard T. Schumacher, chairman and chief executive officer of BBI. "Not only will the proceeds from the sale of assets be sufficient to pay off our outstanding debt, it will also provide BBI with significant capital resources for strategic business and research opportunities."

"We are also very pleased that our infectious diseases testing capabilities will be transferred to the expert hands of Specialty Laboratories," continued Mr. Schumacher. "We are confident that our customers will be well cared for because of SPECIALTY'S uncompromising commitment to quality, service and innovation."

ABOUT SPECIALTY
Specialty Laboratories, founded in 1975, is a full-service, clinical reference laboratory offering more than 3,500 specialized tests. SPECIALTY serves the hospital, laboratory and physician specialist community. Unlike standard reference laboratories, SPECIALTY focuses on cutting-edge research and development of new assays as well as refinement of existing diagnostic tests to produce assays with greater sensitivity, specificity, efficiency, and clinical value for reliable and cost-effective patient assessment. SPECIALTY's commitment to R&D and Information Technology has placed them in the forefront of clinical testing and has made them a leader in innovative electronic data reporting. Today, SPECIALTY is recognized as the largest single source of specialized testing in the United States. SPECIALTY's web address is www.specialtylabs.com.

ABOUT BOSTON BIOMEDICA
Boston Biomedica, Inc. provides products and services for the detection and treatment of infectious diseases such as AIDS, Lyme Disease, and Viral Hepatitis. BBI has four operating business units: (1) BBI Diagnostics, an ISO 9001 certified manufacturer and supplier of quality control and diagnostics reagents used to increase the accuracy of in vitro diagnostic tests, (2) BBI Clinical Laboratories, a leading specialty infectious diseases testing laboratory, (3) BBI

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FOR IMMEDIATE RELEASE                                               Page 2 of 2


Biotech Research Laboratories, a research and development center providing R&D support for the other BBI business units as well as contract research services for third parties, and (4) BBI Source Scientific, an ISO 9001 certified manufacturer of laboratory and diagnostic instrumentation. In addition, BBI is pursuing a research and development program in Pressure Cycling Technology (PCT) through its subsidiary BBI BioSeq, with the goal of introducing new solutions for a number of important healthcare issues, including: inactivation of pathogens in human plasma, extraction of nucleic acids, food safety, and genomics. BBI also maintains a passive investment in Panacos Pharmaceuticals, a privately held antiviral drug and vaccine development company recently spun off from BBI, whose goal is to introduce new solutions for the detection and treatment of infectious diseases. BBI's web address is www.bbii.com.

FORWARD LOOKING STATEMENTS

Specialty Laboratories, Inc.
This release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by SPECIALTY, including its Registration Statement on Form S-1 declared effective on December 7, 2000 (Registration No. 333-45588). Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are the risks that our business will not be integrated successfully with BBI, costs related to the proposed acquisition may exceed those that are expected, general economic conditions or conditions in BBI's markets may change, and SPECIALTY may be subject to increased or unexpected competition or fluctuations in demand from BBI's customers. SPECIALTY undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Boston Biomedica, Inc.
Statements contained in this news release that state the intentions, hopes, beliefs, expectations or predictions of the future of Boston Biomedica are "forward-looking" statements. It is important to note that Boston Biomedica's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ from those projected include the failure of BBI Clinical Laboratories, Boston Biomedica or Specialty Laboratories to successfully transition the operations of BBI Clinical Laboratories to Specialty Laboratories in a timely manner, if at all. In addition, there can be no assurance that the proceeds from the sale of assets will be adequate to fund Boston Biomedica's foreseeable needs. Additional information concerning other factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Boston Biomedica's SEC filings, including but not limited to Boston Biomedica's Registration Statements on Form S-3 (Reg. No. 333-46426 and Reg. No. 333-94379), Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2000. Copies of these documents may be obtained by contacting Boston Biomedica.